GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SECOND QUARTER 2021 RESULTS

•Sales of $4.8 billion, Up 25.1%
•Diluted EPS from Continuing Operations $1.36
•Adjusted Diluted EPS from Continuing Operations $1.74, Up 32% and a New Record
•Returned Capital to Shareholders via Dividends and Share Repurchases
•Strengthened Balance Sheet and Strong Cash Flow
•Adjusts 2021 Outlook for Revenue Growth, Diluted EPS and Adjusted Diluted EPS

ATLANTA, July 22, 2021 -- Genuine Parts Company (NYSE: GPC) announced today its results for the second quarter and six months ended June 30, 2021.

“We are pleased to report a strong financial performance driven by the consistent execution of our strategic priorities and the ongoing recovery in the global markets. The second quarter was highlighted by strong sales trends, gross margin gains and improved operational efficiencies that drove margin expansion and record quarterly earnings. In addition, we effectively deployed capital for growth and productivity investments, bolt-on acquisitions, the dividend and share repurchases,” said Paul Donahue, Chairman and Chief Executive Officer of Genuine Parts Company.

Second Quarter 2021 Results

Sales were $4.8 billion, a 25.1% increase compared to $3.8 billion in the same period of the prior year. The improvement is attributable to a 19.5% increase in comparable sales, a 4.1% net favorable impact of foreign currency and other and a 1.5% benefit from acquisitions.

Net income from continuing operations was $196.5 million, or a diluted earnings per share of $1.36. This compares to a net loss from continuing operations of $363.5 million, or $2.52 per diluted share in the prior year period. The Company's adjusted net income from continuing operations was $252.6 million, an increase of 33% as compared to $190.5 million a year ago. On a per share diluted basis, adjusted net income from continuing operations was $1.74, an increase of 32% compared to $1.32 per diluted share last year1.

“Our 25% total sales growth reflects the benefits of a strengthening global economy and positive sales environment in both our Automotive and Industrial businesses," Mr. Donahue said. "Automotive posted our strongest growth, with record sales and double-digit sales comps in each region of our operations. Industrial sales were also strong, highlighted by an accelerated recovery and its fourth consecutive quarter of improving sales trends. Our team also executed well and produced our 15th consecutive quarter of gross margin
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1 Adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow referred in this press release are non-GAAP financial measures. Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.
(Cont.)

expansion while further improving our productivity via ongoing expense initiatives. Our global teamwork and disciplined focus in these areas enabled us to report strong operating results.”

Second Quarter 2021 Segment Highlights

Automotive Parts Group

Sales for the Automotive Group were $3.2 billion in the second quarter, up 28.1% from 2020 and representing 67% of total Company revenues. The improvement was due to a 21.1% increase in comparable sales, a 5.1% net favorable impact of foreign currency and other and a 1.9% benefit from acquisitions. Segment profit of $290.8 million was up 32.8% and the profit margin was 9.1%, 30 basis points higher than the same period of 2020.

Industrial Parts Group

Sales for the Industrial Parts Group were $1.6 billion, up 19.6% from 2020 and representing 33% of total Company revenues. The improvement reflects a 16.4% increase in comparable sales, a 2.4% favorable impact from foreign currency and a 0.8% benefit from acquisitions. Segment profit of $150.4 million was up 38.1% and the profit margin was 9.5%, up 130 basis points from 2020.

Six Months 2021 Results

Sales from continuing operations for the six months ended June 30, 2021 were $9.2 billion, a 16.8% increase from $7.9 billion for the same period in 2020. Net income from continuing operations for the six months was $414.2 million, or $2.85 per diluted share. The Company's adjusted net income from continuing operations was $470.3 million, or $3.24 per diluted share, an increase of 53% compared to $2.12 per diluted share last year1.

Balance Sheet Cash Flow and Capital Allocation

The Company generated cash flow from continuing operations of $704.4 million during the six months ended June 30, 2021. The Company used $151.4 million in cash for investing activities, including $90.0 million for capital expenditures in the first half of 2021. Cash used for financing activities for the six months ended June 30, 2021 was $548.2 million, and $416.0 million of this was returned to shareholders, including $231.6 million in dividends and $184.4 million in share repurchases. Free cash flow was $614.4 million for the first half of 20211.

The Company ended the quarter with $2.5 billion in total liquidity, consisting of $1.5 billion availability on the revolving credit facility and $1.0 billion in cash and cash equivalents. The Company is in compliance with all covenants connected to its notes and other borrowings.

“Our exceptional balance sheet provides us with the financial flexibility to pursue strategic growth opportunities via investments in organic and acquisitive growth, while also returning capital to shareholders through the dividend and share repurchases. The GPC team is focused on executing our growth strategy and operational initiatives to further enhance our financial performance in the remainder of 2021 and beyond,” Mr. Donahue said.

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1 Adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow referred in this press release are non-GAAP financial measures. Please refer to the supplemental information presented below for reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.
(Cont.)

2021 Outlook

In consideration of several factors, the Company is updating its full-year 2021 guidance previously provided in its earnings release on April 22, 2021. The Company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook and the continued uncertainty of COVID-19 and its potential impact on our results. The Company will continue to update full-year guidance during 2021, as appropriate.

For the Year Ended December 31, 2021
	Current Outlook	Previous Outlook
Total sales growth	10% to 12%	5% to 7%
Automotive sales growth	11% to 13%	5% to 7%
Industrial sales growth	6% to 8%	4% to 6%
Diluted earnings per share	$5.81 to $5.96	$5.85 to $6.05
Adjusted diluted earnings per share	$6.20 to $6.35	$5.85 to $6.05
Effective tax rate	Approx. 25%	24.5% to 25.5%
Net cash provided by operating activities	$1.2 billion to $1.4 billion	$1.0 billion to $1.2 billion
Free cash flow	$900 million to $1.1 billion	$700 million to $900 million

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow. The Company believes that the presentation of adjusted net income from continuing operations, adjusted diluted net income from continuing operations per common share and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the Company’s ongoing operating performance by removing items management believes are not representative of our continuing operations and may distort our longer-term operating trends. We believe these measures are useful and enhance the comparability of our results from period to period and with our competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the Company’s core operations. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of our sales excluding the impact of acquisitions, foreign currency and other. The Company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the Company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors in our industry, although our calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

(Cont.)

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter. A supplemental earnings deck will also be available for reference. Interested parties may listen to the call and view the supplemental earnings deck on the Company’s website at http://genuineparts.investorroom.com. The call is also available by dialing 877-407-0789, conference ID 13720671. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13720671, two hours after the completion of the call.

About Genuine Parts Company

Founded in 1928, Genuine Parts Company is a global service organization engaged in the distribution of automotive and industrial replacement parts. The Company's Automotive Parts Group distributes automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the United Kingdom (“U.K.”), Germany, Poland, the Netherlands and Belgium. The Company's Industrial Parts Group distributes industrial replacement parts in the U.S., Canada, Mexico and Australasia. In total, the Company serves its global customers from an extensive network of more than 10,000 locations in 14 countries. Genuine Parts Company had 2020 revenues of $16.5 billion. Further information is available at www.genpt.com.

Contacts

Investor Contact:
Sid Jones, Senior Vice President - Investor Relations – (678) 934-5628

Media Contact:
Heather Ross, Senior Director - Strategic Communications – (678) 934-5220

(Cont.)

Forward Looking Statements
Some statements in this release, as well as in materials the Company files with the Securities and Exchange Commission (SEC), release to the public or make available on the Company's website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the Company's view of business and economic trends for the remainder of the year, the Company's ability to execute our strategic priorities and capitalize in light of these business and economic trends, and the updated full-year 2021 financial guidance for the Company provided above. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.
The Company cautions that all forward-looking statements involve risks and uncertainties, and while the Company believes that its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the extent and duration of the disruption to the Company's business operations caused by the global health crisis associated with the COVID-19 pandemic, including the effects on the financial health of the Company's business partners and customers, on supply chains and the Company's suppliers, on vehicle miles driven as well as other metrics that affect the Company's business, and on access to capital and liquidity provided by the financial and capital markets; the Company’s ability to maintain compliance with its debt covenants; the Company's ability to successfully integrate acquired businesses into the Company's operations and to realize the anticipated synergies and benefits; the Company's ability to successfully implement its business initiatives in its two business segments; slowing demand for the Company's products; the ability to maintain favorable supplier arrangements and relationships; disruptions in global supply chains and in the operations of the Company's suppliers, including as a result of the impact of COVID-19 on our suppliers and our supply chain; changes in national and international legislation or government regulations or policies, including changes to import tariffs, environmental and social policy, infrastructure programs and privacy legislation, and their impact to the Company and its suppliers and customers; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs) or deflation and the U.K.'s exit from the European Union, and the unpredictability of the impact following such exit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; the Company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in the Company's disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company's information systems, as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for 2020 and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$4,783,738	$3,823,227	$9,248,452	$7,915,753
Cost of goods sold	3,094,633	2,532,740	6,018,532	5,237,088
Gross profit	1,689,105	1,290,487	3,229,920	2,678,665
Operating expenses:
Selling, administrative and other expenses	1,349,309	971,589	2,544,473	2,114,286
Depreciation and amortization	73,960	66,733	146,256	133,987
Provision for doubtful accounts	5,037	11,300	9,946	17,819
Restructuring costs	—	25,059	—	28,041
Goodwill impairment charge	—	506,721	—	506,721
Total operating expenses	1,428,306	1,581,402	2,700,675	2,800,854
Non-operating (income) expenses:
Interest expense	16,107	25,465	35,169	46,430
Other	(24,915)	(11,944)	(61,390)	(24,776)
Total non-operating (income) expenses	(8,808)	13,521	(26,221)	21,654
Income (loss) before income taxes	269,607	(304,436)	555,466	(143,843)
Income taxes	73,111	59,065	141,260	97,312
Net income (loss) from continuing operations	196,496	(363,501)	414,206	(241,155)
Net loss from discontinued operations	—	(200,871)	—	(186,682)
Net income (loss)	$196,496	$(564,372)	$414,206	$(427,837)
Dividends declared per common share	$0.8150	$0.7900	$1.6300	$1.5800
Basic earnings (loss) per share:
Continuing operations	$1.36	$(2.52)	$2.87	$(1.67)
Discontinued operations	—	(1.39)	—	(1.29)
Basic earnings (loss) per share	$1.36	$(3.91)	$2.87	$(2.96)
Diluted earnings (loss) per share:
Continuing operations	$1.36	$(2.52)	$2.85	$(1.67)
Discontinued operations	—	(1.39)	—	(1.29)
Diluted earnings (loss) per share	$1.36	$(3.91)	$2.85	$(2.96)

Weighted average common shares outstanding	144,211	144,262	144,312	144,657
Dilutive effect of stock options and non-vested restricted stock awards	772	—	846	—
Weighted average common shares outstanding – assuming dilution	144,983	144,262	145,158	144,657

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net sales:
Automotive	$3,196,299	$2,495,799	$6,149,464	$5,078,484
Industrial	1,587,439	1,327,428	3,098,988	2,837,269
Total net sales	$4,783,738	$3,823,227	$9,248,452	$7,915,753
Segment profit:
Automotive	$290,758	$218,906	$526,436	$361,484
Industrial	150,413	108,928	275,705	222,861
Total segment profit	441,171	327,834	802,141	584,345
Interest expense, net	(15,362)	(24,876)	(33,686)	(44,744)
Intangible asset amortization	(27,384)	(23,256)	(52,928)	(45,996)
Corporate expense	(51,397)	(28,613)	(82,640)	(83,674)
Other unallocated costs (1)	(77,421)	(555,525)	(77,421)	(553,774)
Income (loss) before income taxes from continuing operations	$269,607	$(304,436)	$555,466	$(143,843)

(1)The following table presents a summary of the other unallocated costs:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Other unallocated costs:
Product liability damages award (2)	$(77,421)	$—	$(77,421)	$—
Goodwill impairment charge (3)	—	(506,721)	—	(506,721)
Restructuring costs (4)	—	(25,059)	—	(28,041)
Realized currency loss (5)	—	(11,356)	—	(11,356)
Gain on insurance proceeds related to SPR Fire (6)	—	1,166	—	13,448
Transaction and other costs (7)	—	(13,555)	—	(21,104)
Total other unallocated costs	$(77,421)	$(555,525)	$(77,421)	$(553,774)
(2)Adjustment reflects damages reinstated by the Washington Supreme Court order on July 8, 2021 in connection with a 2017 automotive product liability claim.
(3)Adjustment reflects the 2020 goodwill impairment charge related to the Company's European reporting unit.
(4)Adjustment reflects restructuring costs related to the execution of the 2019 Cost Savings Plan. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.
(5)Adjustment reflects realized currency losses related to divestitures.
(6)Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs related to the S.P. Richards Headquarters and Distribution Center.
(7)Adjustment reflects (i) $2.5 million and $8.5 million of incremental costs associated with COVID-19 for the three and six months ended June 30, 2020, respectively, and (ii) costs associated with certain divestitures. COVID-19 related costs include incremental costs incurred relating to fees to cancel marketing events and increased cleaning and sanitization materials, among other things.
(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2021	June 30, 2020
Assets
Current assets:
Cash and cash equivalents	$987,389	$983,759
Trade accounts receivable, less allowance for doubtful accounts (2021 – $43,751; 2020 – $42,139)	1,899,978	1,823,357
Merchandise inventories, net	3,679,113	3,351,751
Prepaid expenses and other current assets	1,155,114	1,132,461
Total current assets	7,721,594	7,291,328
Goodwill	1,922,544	1,771,835
Other intangible assets, less accumulated amortization	1,461,886	1,422,680
Deferred tax assets	52,380	76,154
Property, plant and equipment, less accumulated depreciation (2021 – $1,336,175; 2020 – $1,175,055)	1,175,953	1,133,990
Operating lease assets	1,059,068	997,146
Other assets	692,557	570,829
Total assets	$14,085,982	$13,263,962

Liabilities and equity
Current liabilities:
Trade accounts payable	$4,729,240	$3,745,031
Current portion of debt	48,094	489,028
Dividends payable	117,536	113,968
Other current liabilities	1,626,325	1,620,703
Total current liabilities	6,521,195	5,968,730
Long-term debt	2,472,980	2,727,929
Operating lease liabilities	798,079	756,346
Pension and other post–retirement benefit liabilities	255,175	249,649
Deferred tax liabilities	230,463	210,003
Other long-term liabilities	562,945	480,417
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2021 – 143,301,673 shares; 2020 – 144,264,189 shares	143,302	144,264
Additional paid-in capital	111,972	107,819
Retained earnings	3,982,159	3,809,564
Accumulated other comprehensive loss	(1,003,554)	(1,212,372)
Total parent equity	3,233,879	2,849,275
Noncontrolling interests in subsidiaries	11,266	21,613
Total equity	3,245,145	2,870,888
Total liabilities and equity	$14,085,982	$13,263,962

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2021	2020
Operating activities:
Net income (loss)	$414,206	$(427,837)
Net loss from discontinued operations	—	(186,682)
Net income (loss) from continuing operations	414,206	(241,155)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	146,256	133,987
Share-based compensation	14,521	9,854
Excess tax (benefits) deficiencies from share-based compensation	(6,627)	162
Realized currency losses	—	11,356
Goodwill impairment charge	—	506,721
Changes in operating assets and liabilities	136,074	499,795
Net cash provided by operating activities from continuing operations	704,430	920,720
Investing activities:
Purchases of property, plant and equipment	(89,993)	(74,358)
Proceeds from sale of property, plant and equipment	22,065	6,838
Proceeds from divestitures of businesses	13,705	382,737
Acquisitions of businesses and other investing activities	(97,168)	(15,393)
Net cash (used in) provided by investing activities from continuing operations	(151,391)	299,824
Financing activities:
Proceeds from debt	31,599	1,885,109
Payments on debt	(142,295)	(2,082,271)
Share-based awards exercised	(19,330)	(790)
Dividends paid	(231,627)	(225,327)
Purchases of stock	(184,365)	(95,719)
Other financing activities	(2,159)	(8,357)
Net cash used in financing activities from continuing operations	(548,177)	(527,355)
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	—	31,668
Net cash used in investing activities from discontinued operations	—	(11,131)
Net cash provided by financing activities from discontinued operations	—	—
Net cash provided by discontinued operations	—	20,537
Effect of exchange rate changes on cash and cash equivalents	(7,639)	(6,959)
Net increase in cash and cash equivalents	(2,777)	706,767
Cash and cash equivalents at beginning of period	990,166	276,992
Cash and cash equivalents at end of period	$987,389	$983,759

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS AND GAAP DILUTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
GAAP net income (loss) from continuing operations	$196,496	$(363,501)	$414,206	$(241,155)

Adjustments:
Product liability damages award (1)	77,421	—	77,421	—
Goodwill impairment charge (2)	—	506,721	—	506,721
Restructuring costs (3)	—	25,059	—	28,041
Realized currency loss (4)	—	11,356	—	11,356
Gain on insurance proceeds related to SPR Fire (5)	—	(1,166)	—	(13,448)
Transaction and other costs (6)	—	13,555	—	21,104
Total adjustments	77,421	555,525	77,421	553,774
Tax impact of adjustments	(21,322)	(1,500)	(21,322)	(5,310)
Adjusted net income from continuing operations	$252,595	$190,524	$470,305	$307,309

The table below represent amounts per common share assuming dilution:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net income (loss) from continuing operations	$1.36	$(2.52)	$2.85	$(1.67)

Adjustments:
Product liability damages award (1)	0.53	—	0.53	—
Goodwill impairment charge (2)	—	3.51	—	3.50
Restructuring costs (3)	—	0.17	—	0.19
Realized currency loss (4)	—	0.08	—	0.08
Gain on insurance proceeds related to SPR Fire (5)	—	(0.01)	—	(0.09)
Transaction and other costs (6)	—	0.10	—	0.15
Total adjustments	0.53	3.85	0.53	3.83
Tax impact of adjustments	(0.15)	(0.01)	(0.14)	(0.04)
Adjusted diluted net income from continuing operations per common share	$1.74	$1.32	$3.24	$2.12
Weighted average common shares outstanding – assuming dilution	144,983	144,262	145,158	144,657

(Cont.)

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the consolidated statements of income.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of goods sold	$—	$12,891	$—	$12,891
Selling, administrative and other expenses	77,421	663	77,421	8,213
Goodwill impairment charge	—	506,721	—	506,721
Restructuring costs	—	25,059	—	28,041
Non-operating (income) expenses: Other	—	10,191	—	(2,092)
Total adjustments	$77,421	$555,525	$77,421	$553,774
(1)Adjustment reflects damages reinstated by the Washington Supreme Court order on July 8, 2021 in connection with a 2017 automotive product liability claim.
(2)Adjustment reflects the 2020 goodwill impairment charge related to the Company's European reporting unit.
(3)Adjustment reflects restructuring costs related to the execution of the 2019 Cost Savings Plan. The costs are primarily associated with severance and other employee costs, including a voluntary retirement program, and facility and closure costs related to the consolidation of operations.
(4)Adjustment reflects realized currency losses related to divestitures.
(5)Adjustment reflects insurance recoveries in excess of losses incurred on inventory, property, plant and equipment and other fire-related costs related to the S.P. Richards Headquarters and Distribution Center.
(6)Adjustment reflects (i) $2.5 million and $8.5 million of incremental costs associated with COVID-19 for the three and six months ended June 30, 2020, respectively, and (ii) costs associated with certain divestitures. COVID-19 related costs include incremental costs incurred relating to fees to cancel marketing events and increased cleaning and sanitization materials, among other things.

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended June 30, 2021
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	21.1%	1.9%	6.3%	(1.2)%	28.1%
Industrial	16.4%	0.8%	2.4%	—%	19.6%
Total Net Sales	19.5%	1.5%	5.0%	(0.9)%	25.1%

	Six Months Ended June 30, 2021
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
Automotive	14.8%	1.4%	5.7%	(0.8)%	21.1%
Industrial	6.5%	0.7%	2.0%	—%	9.2%
Total Net Sales	11.8%	1.1%	4.4%	(0.5)%	16.8%
(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2021	2020
Net cash provided by operating activities from continuing operations	$704,430	$920,720
Purchases of property, plant and equipment	(89,993)	(74,358)
Free Cash Flow	$614,437	$846,362

For the Year Ended December 31, 2021
	Current Outlook	Previous Outlook
Net cash provided by operating activities from continuing operations	$1.2 billion to $1.4 billion	$1.0 billion to $1.2 billion
Purchases of property, plant and equipment	Approximately $300 million	Approximately $300 million
Free Cash Flow	$900 million to $1.1 billion	$700 million to $900 million